Exhibit 10.45

LEASE

ARTICLE 1. LEASE TERMS

1.1

LANDLORD AND TENANT. This Lease ("Lease") is entered into this 21st day of April,2016, by and between Industrial  Equities Group, LLC, a Minnesota limited liability company ("Landlord") and DJO, LLC, a Delaware limited liability company ("Tenant").

1.2

PREMISES.   Landlord hereby rents, leases, lets and demises to Tenant the following described property ("Premises"), as illustrated on the site plan attached hereto as Exhibit A, approximately 34,316 rentable square feet (consisting of approximately 2,616 square feet of warehouse space, approximately 31,556 square feet of office space and approximately 144 square feet of common area) located in a building (the "Building") commonly referred to as Lakeview Business Campus III, with a street address of 601 Campus Drive, New Brighton, Minnesota 55112   which   consists   of   approximately   46,970   square   feet ("Property").   A floor plan of the Premises is attached as Exhibit B and a description of improvements to be constructed is attached hereto as Exhibit C.

1.3

LEASE   TERM.   The term   of this Lease   shall   commence   on October 1, 2016 ("Commencement Date") and shall terminate December 31, 2023 unless sooner terminated as hereinafter provided. In the event that Tenant does not vacate the Premises upon the expiration or termination of this Lease, Tenant shall be deemed in default of this Lease, and Landlord may commence eviction proceedings.   Notwithstanding anything in this Lease to the contrary, Landlord shall have the option, in case of any such holding over, to convert the Lease term from a fixed term to a tenancy at will, in which case the term will continue and no eviction proceedings commenced until the tenancy at will is terminated. Whether or not Landlord opts to convert the term to a tenancy at will, Tenant will be liable, during any holding over period, for base rent in an amount equal to one and a quarter (1.25) times the Base Rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease, together with all additional rent as provided in this Lease. Because rent will accrue with respect to any holdover period in any event, no acceptance of rent by Landlord will be deemed an election to convert the term to a tenancy at will. Rather, Landlord will have the right to bring eviction proceedings unless and until Landlord elects, by written notice, to convert the term to a tenancy at will.

Landlord hereby agrees that the Landlord's Work shall be completed as evidenced by the issuance of a City issued Certificate of Occupancy, and delivery of possession shall be delivered to Tenant no later than October 1, 2016 (the "Outside Delivery and Completion Date").   Landlord hereby acknowledges and understands that (a) the Tenant is a party to a certain lease agreement (the "Tenant's Current Lease"), wherein the Tenant is currently operating at another location (the "Tenant's Current Location") and (b) the execution of this Lease (i) has resulted in the Tenant's termination of the Tenant's Current Lease; and (ii) will result in  the Tenant's relocation of all or  a portion of  its operations from the Tenant's Current Location to the Premises. As a result of the foregoing, Landlord acknowledges and understands that it is critical to the Tenant's operations that early access to the Premises is granted to Tenant on August 1, 2016 and that the Landlord's Work is completed and that delivery of possession occur no later than the Outside Delivery and Completion Date. Accordingly, notwithstanding anything to the contrary, (a) in the event that the Landlord fails to grant Tenant early access to the Premises by August 1, 2016 as contemplated in Section 14.13 below; or (b) in the event that the Landlord's Work has not been completed on or before the Outside Delivery and Completion Date or (c) in the event that delivery of possession has not yet occurred on or before the Outside Delivery and Completion  Date, and provided that such delay was not caused by the Tenant, in addition to any other rights or remedies which are available to Tenant under this Lease and/or which are otherwise available to Tenant at law or in equity, Landlord shall be obligated to pay to the Tenant an amount which is equal to $2,600.00 per day.

1.4	BASE RENT. Base Rent is:

Months	Monthly Base Rent
October 1, 2016- December 31, 2016	$0.00
January 1, 2017- December 31,2017	$29,683.34
January 1, 2018- December 31, 2018	$30,277.01
January 1, 2019- December 31, 2019	$30,882.55
January 1, 2020- December 31, 2020	$31,500.20
January 1, 2021- December 31, 2021	$32,130.20
January 1, 2022- December 31, 2022	$32,772.81
January 1, 2023- December 31, 2023	$33,428.26

1.5	PERMITTED USE. Office, and Warehouse and related legal purposes and for such other purposes which may be incidental thereto and for any other lawful purpose.

1.6	SECURITY DEPOSIT. $40,750.25.

1.7	PRO RATA SHARE. 73.06%

1.8	PARKING. One hundred and thirty (130) non-exclusive parking stalls shall be provided (see Exhibit D).

1.9	ADDRESSES.

Landlord's Address: Tenant's Address:

Industrial Equities Group LLC	DJO,LLC
c/o Industrial Equities LLP	1430 Decision Street
321 First Avenue North	Vista, CA 92081
Minneapolis, MN 55401	Attention: Josh Gao, Sr. Director - Global
Indirect Procurement
Phone: 612/332-1122	Phone: 760/734-3112

A copy of all non-routine or legal notices also shall be mailed or faxed to:

DJO,LLC Attn: General Counsel 1430 Decision Street Vista, CA 92018 Fax: (760) 734-3566

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ARTICLE 2. RENT, OPERATING EXPENSES AND SECURITY DEPOSIT, LATE CHARGES AND REPAYMENT OF FREE RENT

2.1

BASE RENT. Tenant agrees to pay monthly as Base Rent during the term of this Lease the sum of money set forth in Section 1.4 of this Lease, which amount shall be payable  to Landlord at the address shown above. One monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date during the term of this Lease; provided, if the Commencement Date should be a date other than the first day of a calendar month, then the base rent shall be pro rated on a per diem basis, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease.   Tenant shall pay, as additional rent, all other sums due under this Lease.   Notwithstanding anything in this Lease to the contrary, if Landlord, for any reason whatsoever (other than Tenant's default), cannot deliver possession  of the Premises to the Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom (other than as described in the second paragraph of Section 1.3 above), but all rent shall be abated until Landlord delivers possession, and the Commencement Date shall be adjusted as necessary.

2.2

OPERATING EXPENSES. Commencing as of the Commencement Date and continuing throughout the term of this Lease, Tenant shall pay, as additional rent ("additional rent"), Tenant's pro rata share (as defined in Section 1.7 above) of the operating expenses of Landlord for the Building (the "operating   expenses").     Landlord shall invoice Tenant monthly for Tenant's pro rata share of the estimated operating expenses for each calendar year. Within six (6) months following the close of each calendar year, Landlord shall provide Tenant an accounting showing in reasonable detail the computations of additional rent due under this Section. In the event the total of the monthly payments made by Tenant exceeds the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by evidence of a credit to Tenant's account.   If the total of the monthly payments made by Tenant is less than the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provisions in this Lease, during the year in which this Lease terminates, Landlord, prior to the termination date, shall have the option to invoice Tenant for Tenant's pro rata share of the operating expenses based upon the previous calendar year's operating expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional  rent payable by Tenant applicable to the year in which the termination shall occur shall be pro rated on the ratio that the number of days from the commencement of the calendar year to and including such termination date bears to 365.   Tenant agrees to pay any additional rent due under this Section within thirty (30) days following receipt of the invoice or accounting (together with reasonable supporting documentation) showing additional rent due. Tenant's pro rata share set forth in Section 1.7 shall, subject to reasonable adjustment by Landlord, be equal to a percentage based upon a fraction, the numerator of which is the total area of the Premises as set forth in Section 1.2 above and the denominator of which shall be the net rentable area of the Building, as the same may change from time to time. Landlord shall maintain books and records showing, in reasonable detail, actual operating expenses in accordance with generally accepted accounting principles. All such books and records shall be made available to Tenant for inspection  upon reasonable prior notice.   Notwithstanding anything contained herein to the contrary, any capital improvements to the Building over $15,000.00 shall be amortized at 8% interest over its useful   life in accordance   with generally   acceptable   accounting principles (GAAP).

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2.3

DEFINITION OF OPERATING EXPENSES.   Except as expressly stated in this Lease, the term "operating expenses" includes all expenses incurred by Landlord with respect to the maintenance and operation of the Building, including, but not limited to, the following: maintenance and repair and replacement costs; electricity, fuel, water, sewer, gas and other common Building utility charges; equipment used for maintenance and  operation of the Building;   operational   expenses;   exterior   window   washing;   trash and   snow   removal; landscaping and pest control; management fees, wages and benefits payable to employees of Landlord whose duties are directly connected with the operation and maintenance of the Building; all services, supplies, repairs, replacements or other expenses for maintaining and operating the Building or project including parking and common areas; improvements made to the Building which are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed; all other expenses which would generally be regarded as operating, repair, replacement and maintenance expenses; all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owner's association which accrue against the Building during the term of this Lease and legal fees incurred in connection with actions to reduce the same; and all insurance  premiums Landlord is required to pay or deems necessary to pay, including fire and extended coverage, and rent loss and public liability insurance.

The term "operating expenses" shall not include any of the following costs or expenses:

(i)

the cost of repairs, replacements and general maintenance paid by the proceeds of insurance or by the Tenant or other third parties, and alterations attributed solely to tenants of the Building other than Tenant;

(ii)	depreciation of the Building and equipment, fixtures, improvements, and facilities used in connection therewith;

(iii)	legal expenses other than those incurred for the purpose of reducing common area costs (e.g., legal fees incurred in contesting the assessment of taxes);

(iv)	costs in renovating or otherwise improving space for occupants of the Building or vacant space in the Building;

(v)	expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising and promotional expenses;

(vi)	costs incurred in correcting defects, normal wear and tear excepted, in the construction of the Building;

(vii)	to the extent Landlord was obligated to maintain insurance for such casualty under the Lease, any cost of restoration after an uninsured casualty;

(viii)	interest, principal payments or amortization of any mortgage or other indebtedness of Landlord, nor depreciation allowance or expense;

(ix)

Landlord's cost of electricity and other services sold or provided to tenants in the Building and for which Landlord is reimbursed by such tenants as a separate additional charge or rental over and above the base rent and additional rent payments payable under the lease agreement with such tenant;

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(x)	expenses incurred in connection with services or other benefits which are non building standard but are provided to other tenants or occupants of the Building
(xi)	costs (limited to penalties, fines and associated legal expenses) incurred due to violations by Landlord of the terms and conditions of any lease or rental arrangement covering space in the Building;

(xii)

overhead and profit increment paid to subsidiaries, partners or other affiliates of Landlord and salaries and associated costs of Landlord's employees for services on or to the Building, to the extent only that the cost of such services exceeds competitive costs of such services were they not so rendered by a subsidiary or other affiliate of Landlord;

(xiii)	any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(xiv)	all items and services for which tenants or other parties reimburse Landlord (excluding reimbursements paid through additional rent payments);

(xv)	the costs incurred and related to maintaining Landlord's existence, as a corporation, partnership or other entity;

(xvi)

the costs incurred in connection with correcting defects in the construction of the Building or Building equipment (except that conditions resulting from ordinary wear and tear and use shall not be deemed defects for the purposes of this category);

(xvii)	interest and penalties due to late payment of taxes, utility bills and other such costs;

(xviii)

salaries or other compensation paid to employees of Landlord above the grade of building manager or in excess of their allocable service at or for the Building and costs of Landlord's general corporate overhead and general administrative expenses that would not be chargeable   to basic costs of the Building in accordance with generally accepted accounting principles, consistently applied;

(xix)

the cost of any repairs occasioned by eminent domain to the extent that such costs are reimbursed   to Landlord   by governmental   authorities   in eminent domain proceedings net of all expenses in connection therewith;

(xx)	the cost of any artwork such as sculptures or original paintings used to decorate the Building; and

(xxi)	management fees incurred by Landlord for the management of the Building which exceed four percent (4%) of all gross rentals of the Building.

2.4

INCREASE IN INSURANCE PREMIUMS.   If an increase in any insurance premiums paid by Landlord for the Building is caused by Tenant's use of the Premises or if Tenant causes an increase in such premiums, then Tenant shall pay as additional rent the amount of such increase to Landlord.

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2.5

SECURITY DEPOSIT.   The security deposit set forth in Section 1.6 shall be held by Landlord for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood that the security deposit shall not be considered an advance payment of rental or a measure of Landlord's damage in case of default by Tenant.   Upon the occurrence of any event of default by Tenant or breach by Tenant of Tenant's covenants under this Lease, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Landlord as a result of the event of default or breach of covenant, and any remaining balance of the security deposit shall be returned by Landlord to Tenant upon termination of this Lease. If any portion of the security deposit is so used or applied, Tenant shall upon ten (10) days written notice from Landlord, deposit with Landlord by cash or cashier's check an amount sufficient to restore the security deposit to its original amount.

2.6

LATE CHARGES.   Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain, such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property.   Therefore, if Landlord doesn't receive any rent payment within five (5) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

2.7

INTEREST ON PAST DUE OBLIGATIONS. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease.   The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease.   If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

ARTICLE 3. OCCUPANCY AND USE

3.1

USE.   Tenant shall have the right (but not the obligation) to use the Premises for the purpose as set forth in Section 1.5. Tenant shall conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance.   Tenant shall not permit any operation which emits any odor or matter which intrudes other portions of the Building or otherwise interferes with, annoys or disturbs any other  portions of the Building or otherwise interferes with, annoys or disturbs any other lessee in its normal business operations or Landlord in its management of the Building. Tenant shall neither permit any waste on the Premises nor permit the Premises to be used in any way which would in the opinion of Landlord, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the Building.

3.2

SIGNS. No sign or stickers of any type or description (security stickers to only be applied to glass surfaces) shall be erected, placed or painted  in or about the Premises or Building which are visible from the exterior of the Premises, except those submitted to, and approved by Landlord in writing (which approval shall not be unreasonably withheld, conditioned or delayed), and are in conformance with Landlord's sign criteria, if any, established for the Building. Security stickers may be placed on glass surfaces only.

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3.3

COMPLIANCE WITH LAWS, RULES AND REGULATIONS.   Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Premises. Tenant will comply with the reasonable rules and regulations of the Building established in writing by Landlord. Subject to the rights of Tenant under this Lease, Landlord shall have the right at all times to change and amend the rules and regulations  in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and  operation or use of the Building or the Premises.   All rules and regulations of the Building will be sent by Landlord to Tenant in writing, shall be enforced by Landlord in a non-discriminatory manner, and shall thereafter be carried out and observed by Tenant. In the event of any conflict between the provisions of this Lease and any rules or regulations, the provisions of this Lease shall govern and control.

3.4

WARRANTY OF   POSSESSION; QUIET ENJOYMENT.   Landlord warrants that Landlord has good title to the Property and Building and that Landlord has the right and authority to execute this Lease, and Tenant, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Premises during the full term of this Lease as well as any extension or renewal thereof.   Landlord shall not be responsible for the acts or omissions  of any other lessee or third party that may interfere with Tenant's use and enjoyment of the Premises.

3.5

RIGHT OF ACCESS. Except as otherwise stated, Landlord or its authorized agents shall at any and all reasonable  times have the right to enter the Premises to inspect the same, to show the Premises to prospective   purchasers, Tenants,   mortgagees, insurers or other interested parties, and to alter, improve or repair the Premises or any other portion of the Building.   Except as expressly stated in this Lease, Tenant hereby waives any claim for damages for injury or inconvenience to or interference with Tenant's business, any loss of occupancy or use of the Premises,  and any other loss occasioned thereby.   Landlord shall have the right to use any and all lawful means which Landlord may deem proper to open any door in an emergency  without liability therefor.   Tenant shall permit Landlord to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires in, to and through the Premises as often and to the extent that the Landlord may now or hereafter deem to be necessary or appropriate for the proper use, operation and maintenance of the Building, provided the same does not unreasonably interfere with Tenant's use or operation of the Premises, or Tenant's rights under this Lease. Notwithstanding anything to the contrary in this Lease, except in the case of an emergency, a representative of Tenant shall have the right to accompany Landlord (or Landlord's representative, if applicable) during any Landlord inspection or other entry by Landlord.   Upon the expiration of this Lease, Landlord and Tenant shall arrange for a joint inspection of the Premises prior to vacating, and shall conduct an exit inspection and complete an exit inspection report.

ARTICLE 4. UTILITIES AND ACTS OF OTHERS

4.1

BUILDING SERVICES. Tenant shall pay when due, all charges for utilities furnished to or for the use or benefits of Tenant or the Premises. Tenant shall have no claim for rebate of rent on account of any interruption in service. Notwithstanding the foregoing, except in the event of a casualty, in which case  the provisions of Article 7 shall control, in the event utilities serving the Premises are interrupted due to the negligence or willful misconduct of Landlord, its agents, employees, representatives or contractors, and if such interruption creates  a condition which substantially interferes with the normal use of the Premises by Tenant, and, as a consequence, Tenant is required to cease business operations in the Premises, in whole or in part, for a period of three (3) days, then commencing as of the fourth (4th) day of the interruption and continuing through the remaining period of such interruption, any and all Base Rent and additional rent payable hereunder shall be abated in proportion to the area of the Premises which cannot be used by Tenant.

4.2	THEFT OR BURGLARY. Landlord shall not be liable to Tenant for losses to Tenant's

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property or personnel caused by criminal acts or entry by unauthorized persons into the Premises or the Building.

ARTICLE 5. REPAIRS AND MAINTENANCE

5.1

LANDLORD REPAIRS.   Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises or the Building during the term of this Lease except as are set forth in this Section.   Landlord shall maintain only the roof, foundation, parking and common areas, the structural soundness of the exterior walls, doors, corridors and other structures serving the Premises, provided that Landlord's cost of maintaining,   replacing and repairing the items set forth in this Section are operating expenses subject to the additional rent provisions in Section 2.2 and 2.3. Landlord shall not be liable to Tenant, except as expressly   provided in this Lease, for any damage or inconvenience and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease. Landlord hereby represents, warrants and covenants to the Tenant that the Building (including any common areas and the Premises, including the Landlord's   Work) has been or will be erected, installed, constructed, completed and operated in a good and workmanlike first class manner, structurally sound and free of latent defects, in accordance with all applicable laws as of the Commencement Date. Landlord shall be responsible for compliance of the Premises (including the Landlord's Work), the common areas, all other portions of the Building and the Property with all plans, specifications, codes and laws governing, as of the Commencement Date, life/fire safety, physical handicap, earthquake safety, environmental issues and the Americans with Disabilities Act (the "ADA").   If the Premises (including the Landlord's Work), other portions of the Building or the Property are found to be in noncompliance, Landlord shall promptly remedy the violation at Landlord's sole cost and expense. Landlord shall promptly cure at its sole cost and expense any omission or defects in the Premises or the Building that were not known or readily discoverable   upon acceptance of possession, and thereafter shall remain liable for any latent defects in the Premises and the Building. Landlord shall promptly, after receiving written notice thereof by Tenant, correct any and all such defects or omission at Landlord's sole cost and expense.

Prior to the Commencement Date, Landlord will certify that the HVAC system (including all applicable HVAC equipment) serving the Premises, the plumbing and the electrical systems are in proper working condition.   During the term of this Lease, Tenant shall be obligated to enter into a preventative maintenance contract with a reputable mechanical company licensed to do business in the State in which the Premises are located (the "HVAC Contractor") for the purpose of performing no less than semi-annual maintenance repairs on all HVAC equipment serving the Premises, it being understood and agreed that such preventative maintenance contract shall be consistent and comparable to industry standards for buildings which are comparable to the building of which the Premises are a part. Notwithstanding the foregoing, so long as the Tenant complies with  its obligations with respect to the preventative maintenance contract with respect to the HVAC system, in the event, at any time during the term of this Lease, the HVAC Contractor determines that one or more HVAC systems (or any HVAC equipment related thereto) must be replaced, Landlord, at Landlord's sole cost and expense, shall be obligated to replace (and install) such HVAC system (or applicable HVAC equipment), it being specifically understood and agreed that in no event shall the costs incurred by Landlord be passed through or included as part of operating expenses.   It is further understood that once Landlord properly replaces and installs any new HVAC equipment in accordance with the manufacturer's specifications and in accordance with applicable laws and codes, Tenant shall be fully responsible for all repairs, maintenance and replacement of such new HVAC equipment for the duration of the lease.

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5.2

TENANT REPAIRS.     Tenant shall, at all times throughout the term of this Lease, including renewals and extensions, at its sole expense, keep and maintain the Premises in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Except as provided in Section 5.1 above, Tenant's obligations hereunder shall include, but not be limited to, the maintenance, repair and replacement, if necessary, of all heating, ventilation, air conditioning, lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks and the replacement of all broken glass. When used in this provision, the term "repairs" shall include, if applicable, replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work.   The Tenant shall keep and maintain all portions of the Premises and the sidewalk and areas adjoining the same in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice. If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease after notice shall have been given Tenant and provided such failure shall continue beyond any applicable cure period, in accordance with this Lease, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord all costs plus fifteen percent (15%) for overhead incurred by Landlord in making such repairs upon presentation to Tenant of bill therefor.

5.3

TENANT DAMAGES.   Tenant shall not allow any damages to be committed on any portion of the Premises or Building or common areas, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear and damage due to a casualty or condemnation, excepted. The cost and expense of repairs necessary to restore the condition of the Premises shall be borne by Tenant.

ARTICLE 6. ALTERATIONS AND IMPROVEMENTS

6.1

LANDLORD IMPROVEMENTS. Landlord, at Landlord's sole cost and expense, shall be obligated to perform those tenant improvements (a) which are shown or described on Exhibit B attached hereto, and on Exhibit B-1 attached hereto, and (b) such other items which are described as follows (all such work being hereinafter referred to as "Landlord's Work"):

•	Build to suit office space per Exhibit B.
•	Paint office area with industry standard paint, color selection by Tenant.
•	Stripe Thirty (30) new parking stalls in truck court and along Hwy 88 as shown in Exhibit D.
•	Install new Landlord's standard carpet in office area, color selection by Tenant.
•	Service and certify existing HVAC system servicing the Premises is in good working order as of the Commencement Date.
•	Ensure that all existing HVAC, plumbing, electrical, doors and hardware are in good working order as of the Commencement Date.

Landlord's scope of work will not be contrary to or in conflict with the specific terms which are set forth in this Section 6.1, Exhibit B attached hereto. In the event that the terms of this Section 6.1, and the Exhibit B attached hereto, do not encompass all of the scope of work that is the Landlord's Work, Landlord and Tenant agree to use reasonable efforts to cooperate with each other and to act in good faith. Notwithstanding the foregoing, Tenant shall have the right to request changes to the scope of the Landlord's Work so long as such changes do not affect the

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cost of the Landlord's Work or the date by which Landlord must complete the Landlord's Work. If Tenant's requested changes increase the scope or cost of work, Landlord shall inform Tenant and Tenant shall be responsible for all costs associated with such change. All changes shall be in writing.

As of the Commencement   Date, Landlord shall be  responsible for (a) ensuring that the Premises, the common areas, the Building and the Property are in compliance with all applicable laws and codes (including, but not limited to, the ADA); and (b) ensuring that the Landlord's Work is in compliance with the plans and specifications and the terms of this Lease and all applicable laws and codes, including, but not limited to, ADA.

As soon as the Landlord's Work has been substantially completed, Landlord shall notify Tenant. Regardless of when completed or corrected, all punch list items shall be completed or corrected by Landlord in a good and workmanlike first-class manner, structurally sound and free of latent defects, in accordance with all applicable laws and plans

Landlord shall cause all contractors and subcontractors involved in the construction of the Landlord's Work to: (1) maintain insurance covering risks associated with the construction of the Landlord's Work, including, but not limited to worker's compensation, builder's risk and commercial general liability insurance covering personal injury and property damage, with contractual liability endorsement, in the amount of not less than One Million Dollars ($1,000,000) per occurrence for personal injuries or deaths of persons occurring in are about the area of, or in connection with the construction of, the Landlord's   Work, and which insurance policy or policies shall name Tenant as an additional insured; and (2) indemnify, hold harmless and defend Tenant from and against any and all claims (including all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon) or liability for any injury or damage to any person in, on or about the Premises or any part thereof, when such injury or damage shall be caused by the act, neglect, fault of or omission of any duty with respect to the same by such contractors and   subcontractors,   their   respective   agents,   servants,   employees   and   invitees   to the Premises.

Subject to (a) the Landlord's Work set forth in this Section 6.1 and on Exhibit B attached hereto, and (b) any continuing obligations of Landlord as expressly stated in this Lease, and (c) any representations of Landlord which are expressly stated in this Lease, Tenant agrees to take the Premises in its "AS-IS" condition.

6.2

TENANT IMPROVEMENTS. Tenant shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.   Any alterations, physical additions or improvements to the Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease, provided, however, Landlord, at its option and provided  that the Landlord provides such written notice at the time in which its approval is given with respect to  the performance of any physical additions and/or alterations, may require Tenant to remove any physical additions and/or repair any alterations in order to restore the Premises to the conditions existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant.   This clause shall not apply to moveable equipment or furniture owned by Tenant, which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default and if such equipment and furniture are not subject to any other rights, liens and interests of Landlord.

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ARTICLE 7. CASUALTY AND INSURANCE

7.1

SUBSTANTIAL DESTRUCTION. If all or a substantial portion of the Premises or the Building should be totally destroyed by fire or other casualty, or if the Premises or the Building should be damaged so that rebuilding cannot reasonably be completed within one hundred eighty (180) working days after the date of the casualty, or if insurance proceeds are not made available to Landlord, or are inadequate for restoration, Landlord or Tenant shall have the right to terminate this Lease by written notice to the other within sixty (60) days following the date of the casualty, and the rent shall be abated for the unexpired portion of the Lease effective as of the date of this written notification. If all or a substantial portion of the Premises or the Building should be totally destroyed by fire or other casualty and the rebuilding can be reasonably completed within one hundred eighty (180) working days after the date of the casualty, this Lease shall not terminate and Landlord shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage.

7.2

PARTIAL DESTRUCTION. If the Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred eighty (180) working days from the date of the casualty, and insurance proceeds are adequate and available to Landlord for restoration, this Lease shall not terminate, and Landlord shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage and the damage or destruction was not caused or contributed to by act of negligence of Tenant, its agents, employees,   invitees or those for whom Tenant is responsible, the rent payable under this Lease during the period for which the Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances.   In the event Landlord fails to complete the necessary repairs or rebuilding within one hundred eighty (180) working days from the date of the casualty, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.

7.3

PROPERTY INSURANCE.   Landlord shall not be obligated in any  way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Premises, any fixtures installed or paid for by Tenant upon or within the Premises, or any improvements which Tenant may construct on the Premises. Tenant shall maintain property insurance on its personal property and shall also maintain plate glass insurance. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even if the cost of such insurance is borne by Tenant as set forth in Article 2.

7.4

WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, the improvements of the Building or personal property within the Building, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Landlord and Tenant agree immediately to give their respective insurance  companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section.

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7.5

HOLD HARMLESS. Landlord shall not be liable to Tenant's employees, agents, invitees, licensees or visitors, or to any other person, for an injury to a person or damage to property on or about the Premises (i) caused by any act or omission of Tenant, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation by Tenant, or (ii) caused by the improvements located on the Premises becoming out of repair, or (iii) unless caused by the negligence or willful misconduct of Landlord, its employees, agents, representatives or contractors, the failure or  cessation of any service provided by Landlord (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises.   Tenant agrees to indemnify and hold harmless Landlord of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury. Except for any claims, rights of recovery and causes of action that Tenant has released, Landlord shall hold Tenant harmless and defend the Tenant against any and all claims (including all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon) or liability for any injury or damage to any person in, on or about the Premises, the Building or the Property, when such injury or damage shall be caused by the act, neglect, fault of, or omission of any duty with respect to the same by Landlord, its employees, agents, representatives or contractors. The provisions of this Section 7.5 shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

7.6

PUBLIC LIABILITY INSURANCE.   Tenant shall during the term hereof keep in full force and effect at its expense a policy or policies of public liability insurance with respect to the Premises and the business of Tenant, on terms and with companies request approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) under reasonable limits of liability not less than $1,000,000, combined single limit coverage for injury or death. Tenant shall provide Landlord with thirty (30) days' written notice prior to cancellation thereof. Tenant shall furnish reasonable evidence satisfactory to Landlord at the time this Lease is executed that such coverage is in full force and effect.

7.7	INSURANCE TO BE MAINTAINED BY LANDLORD.

A.

Landlord shall maintain all risks property insurance covering the Building in an amount not less than the "replacement cost" thereof. Said policy or policies or certificates thereof shall be delivered to Tenant by Landlord upon commencement of the Lease and thereafter, as requested in writing by Tenant but no more than annually.

B.

Landlord shall maintain during the term of this Lease a policy or policies of worker's compensation and commercial general liability insurance.   The general liability policy shall include coverage for bodily injury and property damage, with contractual liability coverage, with a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence.

ARTICLE 8. CONDEMNATION

8.1

SUBSTANTIAL TAKING.   If all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of removing and moving its personal property.

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8.2

PARTIAL TAKING.   If all or a substantial part of this Premises are taken for a public or quasi-public   use under any governmental   law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.1 above, the rent payable under this Lease during the unexpired portion of the term shall be adjusted   to such an extent as may be fair and reasonable under the circumstances.   Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of removing and moving its personal property.

ARTICLE 9. ASSIGNMENT OR SUBLEASE

9.1

LANDLORD ASSIGNMENT. Except as otherwise provided in this Lease, Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Building.     Upon the occurrence   of any such sale, transfer or assignment and provided that the purchaser, transferee or assignee shall assume in writing all of Landlord's obligations under the Lease, Landlord  shall be released from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

9.2

TENANT ASSIGNMENT. Except as otherwise allowed herein, Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by transfer of a majority interest of stock, merger,  or dissolution, which transfer of majority interest of stock, merger or dissolution shall be deemed an assignment) or mortgage or pledge the same, or sublet the Premises, in whole or in part, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, and in no event shall said such assignment or sublease ever release Tenant or any guarantor from any obligation  or liability hereunder. Notwithstanding anything in this Lease to the contrary, in the event of any assignment or sublease to a party other than a Permitted Transferee, any option or right of first refusal granted to Tenant shall not be assignable by Tenant to any assignee or sublessee. Except in the case of a Permitted Transferee, no assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to assign, sublet or transfer this Lease, or its interest therein (each being referred to as a "Permitted Transfer"),  without the prior written consent of Landlord and without additional payment to Landlord, to Tenant's parent company or to any of Tenant's subsidiaries or affiliates (each being referred to as a "Permitted   Transferee").   In addition, notwithstanding anything to the contrary in this Lease, a change of control of Tenant or a sale of all or substantially all of the assets or equity  interests of Tenant or a merger of the Tenant shall not be deemed an assignment of this   Lease   for any reason,   and   no notice to Landlord   shall   be required   upon the consummation of any such transaction.

9.3

CONDITIONS OF ASSIGNMENT. If Tenant desires to assign or sublet all or any part of the Premises, it shall so notify Landlord at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might reasonably request concerning the proposed sublessee or assignee to allow Landlord tomake informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee.   Within thirty (30) days after Landlord's receipt   of   Tenant's   proposed   assignment   or   sublease   and   all   required   information concerning the proposed sublessee or assignee, Landlord shall have the following options: (1) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the   rent   payable   under such   assignment   or sublease   plus any   bonus   or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such space, Tenant shall pay to Landlord all such excess rent and other excess consideration within ten (10) days

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following receipt thereof by Tenant; or (2) refuse, in its sole and absolute discretion and judgment, to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise.   Upon the occurrence of an event of default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of this assignment or sublease, and Landlord shall have a security interest in all properties on the Premises to secure payment of such sums.. Any collection directly by Landlord from the assignee or sublessee shall not be construed to constitute a novation or  a release of Tenant or  any guarantor from the further performance of its obligation under this Lease.

9.4

RIGHTS OF MORTGAGE.     Provided that the mortgagee in question shall execute and deliver an industry standard commercially reasonable non-disturbance agreement, this Lease shall be subject and subordinate to any recorded mortgage presently existing or hereafter created upon the Building and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building. Subject to the terms stated herein, Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's   interest under this Lease to any first mortgage lien hereafter placed on the Premises, and Tenant agrees upon written demand to execute additional instruments subordinating this Lease as landlord may reasonably require.   If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (sometimes   called the "Purchaser") at the option of the Purchaser,   under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease, and, if requested   by the Purchaser, Tenant agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Landlord. Notwithstanding the foregoing, Tenant shall not be disturbed in its possession of the Premises so long as Tenant is not in default hereunder.

9.5

TENANT'S STATEMENT. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a written request from Landlord to Landlord's mortgagee, a statement certifying, if applicable, the following: Tenant is in possession of the Premises; the Lease is in full force and effect; the Lease is unmodified (or if modified, stating same); as of the date thereof and to Tenant's actual knowledge, Tenant claims no present charge, lien, or claim or offset against rent (or if there are any known charges, liens, or claims or offsets, stating same); the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; as of  the date  thereof and to Tenant's actual knowledge, there is no existing default by reason of some act or omission by Landlord (or if there are any known defaults, stating same); and such other matters may be reasonably required by Landlord or Landlord's mortgagee.   Tenant agrees to furnish, from time to time, within ten (1 0) days after receipt of written request from Landlord, a current foregoing, so long as the financials of Tenant (or Tenant's parent company) are publicly available, Tenant shall be deemed to have complied with the provisions of this Section 9.5). Furthermore, in the event that the financials of Tenant (and Tenant's parent company) are not publicly available, Tenant shall have no obligation to deliver any financial statements to Landlord unless Landlord has executed a commercially reasonable confidentiality and non disclosure agreement.

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ARTICLE 10. INTENTIONALLY OMITTED ARTICLE

11.  DEFAULT AND REMEDIES

11.1

DEFAULT BY TENANT.   The following shall be deemed to be events of default ("Default") by Tenant under this Lease:   (1) Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease and where such failure shall continue for a period of ten (1 0) days after written notice;   (2) Tenant shall abandon any substantial portion of the Premises; (3) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within thirty (30) days after written notice to Tenant or  such additional time period as is reasonably necessary to cure such default, provided Tenant commences such cure and proceeds with due diligence to cure such default; (4) Tenant shall file a petition or if an involuntary petition is filed against Tenant, or becomes insolvent, under any applicable federal or state bankruptcy or insolvency law or admits that  it cannot meet its financial obligation as they become due, or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (5) Tenant shall do or permit to be done any act which results  in a lien  being filed against the Premises or the Building and/or project of which the premises are a part (and where such lien has not been discharged or bonded against within thirty (30) days).

In the event that an order for relief is entered in any case under Title 11, U.S.C. (the "Bankruptcy Code") in which Tenant is the debtor and: (A) Tenant as debtor-in-possession, or any trustee who may be appointed in the case (the "Trustee") seeks to assume the Lease, then Tenant, or Trustee if applicable, in addition to providing adequate assurance described in applicable   provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of Tenant's future performance under this Lease by depositing with Landlord a sum equal to the lesser of twenty-five percent (25%) of the rental or other charges due for the balance of this Lease term or six (6) months' rent ("Security"), to be held (without any allowance or interest thereon) to secure Tenant's obligation under the Lease, and (B) Tenant, or Trustee if applicable, seeks to assign the Lease after assumption of the same, then Tenant, in addition to providing   adequate  assurance described in applicable provisions of the Bankruptcy Code, shall   provide adequate assurance to Landlord of the proposed assignee's future performance under the Lease by depositing with Landlord, a sum equal to the Security to be held (without any allowance or interest thereon) to secure performance under the Lease.   Nothing contained herein expresses or implies, or shall be construed to express or imply, that Landlord is consenting to assumption and/or assignment of the Lease by Tenant, and  Landlord expressly reserves all of its rights to object to any assumption and/or assignment of the Lease. Neither Tenant nor any Trustee shall conduct or permit the conduct of any "fire", "bankruptcy", "going out of business" or auction sale in or from the Premises.

11.2

REMEDIES FOR TENANT'S DEFAULT. Upon the occurrence of a Default as defined above, Landlord may elect either (i) to cancel and terminate this Lease and this Lease shall not be treated as an asset of Tenant's bankruptcy estate, or (ii) to terminate Tenant's right to possession only without canceling and terminating Tenant's continued liability  under this Lease.   Notwithstanding   the fact that initially Landlord elects under (ii) to terminate Tenant's right to possession only, Landlord shall have the continuing right to cancel and terminate this Lease by giving three (3) days' written notice  to Tenant of such further election, and shall have the right to pursue any remedy at law or in equity that  may be available to Landlord.

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In the event of election under (ii) to terminate Tenant's right to possession only, Landlord may, at Landlord's option, enter the Premises and take and hold possession thereof, without such entry into possession terminating this Lease or  releasing Tenant in whole or in part from Tenant's obligation to pay all amounts hereunder for the full stated term. Upon such re-entry, Landlord may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, without becoming liable for any loss or damage which may be occasioned thereby.   Such re-entry shall be conducted in the following manner: without resort to judicial process or notice of any kind if Tenant has abandoned or voluntarily surrendered possession of the Premises, and, otherwise, by resort to judicial process. Upon and after entry into possession without termination of the Lease, Landlord  may, but is not obligated to, relet the Premises, or any part thereof, to anyone other than the Tenant for such time and upon such terms as Landlord, in Landlord's sole discretion, shall determine. Landlord may make alterations and repairs to the Premises to the extent deemed by Landlord necessary or desirable.

Upon such re-entry, Tenant shall be liable to Landlord as follows:

A.	For reasonable attorney's fees incurred by Landlord in connection with exercising any remedy hereunder.

B.	For the unpaid installments of Base Rent, additional rent or other unpaid sums which were due prior to such re-entry, including interest and late payment fees, which sums shall be payable immediately.

C.

For the installments of Base Rent, additional rent, and other sums falling due pursuant to the provisions of this Lease for the period after re-entry during which the Premises remain vacant, including late payment charges and interest, which sums shall be payable as they become due hereunder.

D.

For all reasonable expenses incurred in releasing the Premises, including leasing commissions, attorney's fees, and costs of alteration or repairs, which shall be payable by Tenant as they are incurred by Landlord: and

E.

While the Premises are subject to any new lease or leases made pursuant to this Section, for the amount by which the monthly installments payable under such new lease or leases is less than the monthly installment for all charges payable pursuant to this Lease, which deficiencies shall be payable monthly.

Notwithstanding Landlord's election to terminate Tenant's right to possession only, and notwithstanding any reletting without termination, Landlord, at any time thereafter, may elect to terminate this Lease, and to recover (in lieu of the amounts which would thereafter be payable pursuant to the foregoing, but not in diminution of the amounts payable as aggregate sum equal to the amount by which the rental value of the portion of the term unexpired at the time of such election is less than an amount equal to the unpaid base rent, and additional rent and all other charges which would have been payable by Tenant for the unexpired portion of  the term of this Lease, which deficiency and  all expenses incident thereto, including commissions, attorney's fees, expenses of alterations and repairs, shall be due to Landlord as of the time Landlord exercises said election, notwithstanding that the term had not expired.   If Landlord, after such re-entry, leases the Premises, then the rent payable under such new Lease shall be conclusive evidence of the rental value of the unexpired portion of the term of this Lease.

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If this Lease shall be terminated  by reason of bankruptcy or insolvency of Tenant, Landlord shall be entitled to recover from Tenant or Tenant's estate, as liquidated damages for loss of bargain and not as a penalty, the amount determined   by the immediately   preceding paragraph.

11.3

LANDLORD'S RIGHT TO PERFORM FOR ACCOUNT OF TENANT.   If Tenant shall be in Default under this Lease, Landlord may cure the Default at any time for the account and at the expense of Tenant.   If Landlord cures a Default on the part of Tenant, Tenant shall reimburse Landlord upon written demand for any reasonable amount actually expended  by Landlord in connection with the cure, including, without limitation, attorney's fees and interest.

11.4

INTEREST AND LEASE ENFORCEMENT COSTS.   In the event of a Default by Tenant, then, in addition to all other remedies allowed by this Lease or by law, (a) interest will accrue on any delinquent sum at the rate of the lesser of eighteen  percent (18%) per annum or the highest rate permitted by law, and (b) Tenant  will be liable for all expenses incurred by Landlord in order to enforce Landlord's rights and remedies on account of that Default. Such enforcement expenses include, without limitation, attorneys' fees (whether or not suit is actually filed, and, if filed, whether or not incurred in seeking a judgment or order, in defending against any claim or defense raised by Tenant, enforcing a judgment or order, defending a judgment or order on appeal, or successfully appealing any judgment or order); sheriff's fees; process server's fees; filing fees; court imposed fees for obtaining any writ; expert witness fees; and, in the case of each suit filed on account of a Tenant Default (including, without limitation, each unlawful detainer action), an automatic charge (in addition to the late charge authorized by Section 2.6), set at the liquidated amount of $300, to cover   additional   landlord   administrative   expense   associated   with   litigation. Furthermore, and whether or not Tenant is in default, Tenant will be liable for all expenses incurred by Landlord in successfully establishing its rights or successfully defending against any claim asserted by Tenant in any action in which a court or other tribunal is asked to adjudicate any such matters.

11.5	ADDITIONAL REMEDIES, WAIVER, ETC.

A.

The rights and remedies of Landlord set forth herein shall be in addition   to any other right and remedy now and hereafter provided by law. All rights and remedies shall be cumulative and not exclusive of each other. Landlord may exercise its rights and remedies at any time, in any order, to any extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds     the exercise of another.

B.	A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy from time to time.
C.	No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiesce to, a Default.
D.	No waiver of Default shall extend to or affect any other Default or impair any right or remedy with respect thereto.
E.	No action or inaction by Landlord shall constitute a waiver of Default.
F.	No waiver of a Default shall be effective unless it is in writing and signed by Landlord.

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11.6

LANDLORD EVENTS OF DEFAULT.   In the event that Landlord fails to perform any of its obligations  under this Lease and provided that such failure shall continue for a period of thirty (30) days after written notice from Tenant, Tenant, at Tenant's option and in addition to any other remedies which Tenant may have at law or in equity, and without its actions being deemed a cure of Landlord's default, Tenant may, at is sole option (i) exercise "self help" and pay or perform such obligations; or (ii) sue for damages.   In  the event that Tenant lawfully exercises its right to "self-help" as contemplated herein, Landlord shall reimburse Tenant for any reasonable amounts incurred by Tenant within ten (10) days after written demand by Tenant (such written demand to include reasonable supporting documentation of competitive bids).

ARTICLE 12. RELOCATION- INTENTIONALLY OMITTED

ARTICLE 13. AMENDMENT AND LIMITATION OF WARRANTIES

13.1

ENTIRE AGREEMENT. It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease, with the specific references to written extrinsic documents, is the entire agreement of the parties:   that there are, and were, no verbal representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease or to the expressly mentioned written extrinsic documents not incorporated in writing in this Lease.

13.2	AMENDMENT. The Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant.

13.3

LIMITATION OF WARRANTIES.   Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are not warranties which extend beyond those expressly set forth in this Lease.

ARTICLE 14. MISCELLANEOUS

14.1

SUCCESSORS AND ASSIGNS.   This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective   heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Landlord's interest in the Premises cease to exist for any reason during this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Tenant hereunder agrees to attorn to the then owner of the Premises.

14.2

USE OR RENT TAX.   If applicable in the jurisdiction where the Premises are issued, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied  or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charges upon which the tax is based as set forth above.

14.3

ACT OF GOD. Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages   to Tenant, so long as the performance or non performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by Tenant.

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14.4	HEADINGS. The section headings appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any Section.

14.5

NOTICE. All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth in Section 1.9.   All payments required to be made by Landlord to Tenant shall be payable at the address set forth in Section 1.9, or at any other address within the United States as Tenant may  specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in Section 1.9.

14.6

TENANT'S AUTHORITY.   If Tenant executes  this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually, as Tenant.

14.7

HAZARDOUS SUBSTANCES.   Tenant shall not bring or permit to remain on the Premises or Building any asbestos, petroleum or petroleum products, explosives, toxic materials, or substances defined as hazardous wastes, hazardous material, or hazardous substances under any federal, state or local law or regulation ("Hazardous Materials"), unless such materials are properly classed, described, packaged, marked, labeled and in condition for shipment as required or authorized by applicable provisions of Title 49, Code of Federal Regulations, Subtitle B, Chapter I, Subchapter C ("Hazardous Materials Regulations"). Landlord authorizes Tenant to bring or permit to remain on the Premises, as an integral part of Tenant's business, "hazardous   materials" which comply with the applicable   requirements   or authorizations   of Title 49, Code of Federal Regulations. Tenant's violation of the foregoing prohibition shall constitute a material breach and default hereunder and Tenant shall indemnify, hold harmless and defend Landlord from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorney fees and court costs) caused by or arising out of (i) a violation of the foregoing prohibition or (ii) the presence of any Hazardous Materials on, under, or about the Premises or the Building during the term of the Lease to the extent caused by Tenant.   In conformance   with the requirements of applicable   law, Tenant shall immediately give Landlord written notice of any suspected breach of this paragraph upon learning of the presence of any release of any Hazardous Materials, and upon receiving any notices from governmental agencies pertaining to Hazardous Materials which may affect the Premises or the Building. The obligations of Tenant hereunder shall survive the expiration of earlier termination, for any reason, of this Lease.

Notwithstanding any provision in this Lease to the contrary, Tenant shall not have any liability with respect to, and Landlord shall protect, indemnify, defend and hold Tenant harmless for, from and against any and all claims, costs, expenses, suits, judgments, actions, investigations, proceedings and liabilities arising out of or in connection with (i) any Hazardous Materials present on the Property or Premises prior to the Commencement Date, (ii) any Hazardous Materials brought onto the Property or the Premises by any third party (other than employees or invitees of Tenant) during the lease term or (iii) the migration of any Hazardous Materials described in clauses (i) or (ii) at any time before, during or after the lease term.

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14.8

SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any  extent, the  remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14.9

LANDLORD'S LIABILITY. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Building as the same  may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency.   In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Building as herein expressly provided.

14.10

BROKERAGE. Landlord and Tenant each represents and warrants to the other that there is no obligation to pay any brokerage fee, commission, finder's fee or other similar charge in connection with this Lease, other than fees due to Jones Lang LaSalle (the "Tenant's Broker"),   who represents the Tenant.   Landlord agrees that Landlord shall be solely responsible for paying any and all brokerage  commissions that are owed to the Tenant's Broker pursuant to a separate commission agreement.   Each party covenants that it will defend, indemnify and hold harmless the other party from and against any loss or liability by reason of brokerage or similar services alleged to have been rendered to, at the instance of, or agreed upon by said indemnifying party.

14.11

BROKER AS OWNER/MANAGEMENT AGENT.   Landlord hereby notifies Tenant that the person authorized to execute this Lease and manage the Premises is John N. Allen, who is a licensed Real Estate Broker in the State of Minnesota and Tenant hereby acknowledges and consents to this Landlord/Broker relationship.

14.12

SUBMISSION OF LEASE.   Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease.   This Lease is not effective until execution  by and delivery to both Landlord and Tenant.

14.13

EARLY ACCESS: Provided Tenant does not interfere with Landlord performance of the Landlord's Work and provides Landlord with a certificate of liability insurance form, Tenant shall have the right to enter the Premises on August 1, 2016 for installation of improvements, furniture, fixtures,  telecommunications and equipment purposes.     During any such early access by Tenant, such early access shall be expressly subject to the terms of this Lease; provided, however, in no event shall Tenant be obligated to pay any Base Rent, additional rent or any other amounts prior to the Commencement Date. Tenant shall be obligated for utilities (gas and electric) upon access.

14.14

OPTION TO RENEW: By written notice given to Landlord at least twelve (12) monthsprior to the expiration of the term of this Lease, Tenant may elect to renew this Lease for one (1) additional term of five (5) years.   The renewal shall be upon all the terms and conditions of this Lease, except the base rent shall be at the then prevailing market rate with annual increases for similar spaces in the market area and except that the rate shall not be less than the current rental rate and provided further that Tenant shall have no further renewal options after the first option. The market rate shall not take into account any value attributable to specialized improvements Tenant has installed in the Premises.   If the parties cannot agree on the amount of the prevailing market rate, the matter shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association.   The arbitrator shall be a Real Estate professional with at least (10) years' experience in evaluating properties similar to this building.   The arbitrators determined market rate and annual increases shall take effect as of the renewal date of the Lease.

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14.15

RIGHT OF FIRST OFFER: After Landlord initially leases all contiguous space at the Lease Premises, provided Tenant is not in default under the terms and conditions of this Lease and provided further that at least four (4) years either remain on the lease term or Tenant agrees to modify the lease under terms  and conditions acceptable to Landlord to provide for a total of four (4) years on the total leased premises, then Landlord shall give Tenant written notice that specifically defined (in the notice) space, contiguous to the existing Premises, is either immediately available  for occupancy or will become available for occupancy within the next 180 days.   After Landlord gives such notice, Tenant  has a ten (10) business day option to lease this contiguous space, as-is, with no improvements or warranties as to condition, for a term beginning when the space becomes available for occupancy by Tenant and ending with the term of Tenant's Lease, subject to any option to extend or renew. If, by the end of said ten (10) business day period, Tenant does not inform Landlord in writing that Tenant is electing to exercise such option for this contiguous space, then Tenant shall be deemed not to have exercised such option.   The rental rates used in the Lease will carry over and apply to the contiguous space, provided, though, that Landlord shall have the right to adjust the rate (and will so state in its notice to Tenant), as Landlord sees fit in its reasonable discretion, to reflect any differences in the quality or type of space or finish found in the contiguous space compared to the existing Premises. Example: an upward adjustment  to reflect more office finished space in the contiguous space. Landlord will not lease the contiguous space to a third party until Landlord gives Tenant the notice and the ten (10) business day option described herein to add the contiguous space to the Premises has expired. If Tenant does not exercise such option within the ten (10) business days allowed, with time being of the essence, the right of first offer, created in this Section, will expire, whereupon Landlord will have the right to lease the contiguous space to a third party on such terms as Landlord may desire.

14.16

LANDLORD LIEN WAIVER.   Landlord waives any right, title or interest in Tenant's personal property located on the Premises, including, without limitation, any landlord's lien or other right or interest that would arise in law or at equity or attach to Tenant's personal property as a result of Tenant's entering into this Lease.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease effective the day and year first above written.

LANDLORD: Industrial Equities Group LLC a Minnes a limited liability company		TENANT: DJO,LLC a Delaware limited liability company

By:	/s/ John N. Allen	By:	/s/ Donald M. Roberts
John N. Allen

Its:	Managing Agent	Its:	Executive Vice President, General Counsel and Secretary
Date:		Date:

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